UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2010

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure

In connection with its presentation at the CJS Securities 10th Annual “New Ideas for the New Year” investor conference on January 14, 2010, ACCO Brands Corporation (the “Company”) has made available its presentation slides, which have been posted to the Investor Relations section of the Company’s Internet website at www.accobrands.com.

The information contained in the presentation shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in the presentation shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.  This report will not be deemed a determination or an admission as to the materiality of any information in this report or the presentation that is required to be disclosed solely by Regulation FD.  The information in the presentation may only be accurate as of the date thereof and is subject to change.  The Company does not assume any obligation to update the information contained in the presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: January 14, 2010	By:	/s/ Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

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